Contact:
Yuhe International, Inc.	CCG Investor Relations Inc.
Mr. Zhentao Gao, CEO	Mr. Crocker Coulson, President
Phone: +86-536-7363-688	Phone: +1-646-213-1915 (New York)
Email: yuhe7363688@163.com	Email: crocker.coulson@ccgir.com
www.yuhepoultry.com	Graham Reed, Financial Writer
Email: graham.reed@ccgir.com
www.ccgirasia.com

Yuhe International Inc. Reports Third Quarter 2008 Results

Weifang, Shandong Province, P.R.C. November 14, 2008 - Yuhe International, Inc. (OTC BB: YUII) (“Yuhe” or “the Company”), a leading supplier of day-old chickens raised for meat production, or broilers, in the People’s Republic of China (“PRC”), today announced its financial results for the third quarter ended September 30, 2008.

Yuhe’s reported financial statements represent the consolidated results of Weifang Yuhe Poultry Co. Ltd. (“PRC Yuhe”) and Weifang Taihong Feed Co. Ltd. (“Taihong”), the Company’s two operating subsidiaries, from July 1, 2008 to September 30, 2008. For comparison purposes, the Company has provided a pro forma consolidated statement of operations for PRC Yuhe and Taihong for the nine months ended September 30, 2008 and 2007 as well as the three months ended September 30, 2007. These pro forma results are presented (in Tables 4 and 5 below) and discussed because the Company considers them useful for investors as more indicative of the underlying performance of the business as currently constituted for the periods presented.

 “This was a challenging quarter for us, as our top line performance was affected by the Chinese Government’s decision to temporarily suspend chicken processing activities to conserve electricity in Northern China for the 2008 Olympic Games in Beijing. This resulted in a sharp decline in average selling prices for day-old broilers during the quarter. Following the Olympic Games in August and September, prices rebounded; the average selling price in September was RMB 3.21 per bird vs. RMB 1.11 per bird in July,” commented Mr. Zhentao Gao, CEO of Yuhe International, Inc.

Third Quarter 2008 Results

Total reported revenue for the third quarter of 2008 equaled $9.6 million, down 5.6% from $10.2 million in pro forma revenue for the three month period ended September 30, 2007. The decline was mainly driven by the decrease in sales price of day-old broilers from an average of RMB 4.37 per bird, or $0.63, for the three months ended September 30, 2007 to RMB 2.57 per bird, or $0.37, on average for the third quarter of 2008. The price decline was due to the temporary closure of many chicken slaughtering facilities in Northern China from June to July mandated by the Chinese Government in order to assure an adequate power supply for the 2008 Olympic Games. Volume increased 44.8% to 23.9 million from 16.5 million year over year, partially offsetting the reduced selling price.

Gross profit declined 57.9% to $2.5 million in the third quarter of 2008, compared with $6.0 million in pro forma gross profit the prior year period. Gross margin was 26.2% compared to pro forma gross margin of 58.8% during the same period in 2007. The decrease in gross margin was due largely to a decline in the sale price of day-old broilers as discussed above.

Operating expense for the third quarter of 2008 was $0.9 million, up 66.0% compared to pro forma operating expense of $0.6 million for the third quarter of 2007. The increase in operating expenses was a result of increases in general and administrative expenses that were primarily related to activities necessary to operate as a public company, which were partially offset by a $0.6 million recovery of bad debt.

Operating income for the third quarter of 2008 totaled $2.2 million, a decline of 60.3% compared to pro forma operating income of $5.4 million for the same period in 2007. Operating margin was 22.5%, compared to pro forma operating margin of 53.4% in the third quarter of 2007.

Net income for the three months ended September 30, 2008 was $1.9 million, or $0.12 per basic and fully diluted share, down 62.9% compared to pro forma net income of $5.2 million, or $0.61 per basic and fully diluted share, for the same period last year. For the third quarter of 2008 there were 16.0 million fully diluted weighted shares outstanding versus 8.6 million weighted shares outstanding in the prior year period.

Nine Month Results

In the nine months ended September 30, 2008, Yuhe reported net revenues of $16.3 million. Pro forma net revenues for the period were $17.8 million, up 9.8% from pro forma net revenues of $16.2 million in the nine months ended September 30, 2007. Gross profit was $4.6 million. Pro forma gross profit for first nine months of 2008 was $4.7 million, down 32.6% from pro forma gross profit of $7.0 million in the same period prior year. Gross margin was 28.1% while pro forma gross margin for the nine months ended September 30, 2008 was 26.6%, down from pro forma gross margin of 43.4% in the same period last year. Reported operating income for the nine month period was $3.4 million. Pro forma operating income for the period was $3.7 million, down 36.8% from $5.8 million in pro forma operating income for the same period of 2007. Operating margin was 21.1%. Pro forma operating margin for the nine months ended September 30, 2008 was 20.6% compared to pro forma operating margin of 35.8% for the same period in 2007. Net income reported for the nine months ended September 30, 2008 was $2.8 million, or $0.20 per basic and fully diluted share. Pro forma net income was $3.0 million, or $0.21 per fully diluted share, compared to pro forma net income of $5.0 million, or $0.59 per basic and fully dilute share, in the same period of 2007. For the first nine months of 2008 there were 14.0 million fully diluted weighted shares outstanding versus 8.6 million weighted shares outstanding in the prior year period.

Financial Condition

As of September 30, 2008, the Company had $6.4 million in cash and cash equivalents, up from $1.1 million at December 31, 2007. Working capital was $2.2 million and the current ratio was 1.2. The Company has $33.7 million in shareholders’ equity compared to $2.0 million at the end of 2007.

Cash flow used in operating activities during the first nine months of 2008 was $3.0 million and was primarily used to fund higher inventory and for the purchase of breeder stocks.

Upcoming Events

Yuhe International, Inc. will present at the upcoming Roth Capital Partners Second Annual China Only Conference to be held on November 19 - 21, 2008 at the Wynn Resort and Casino in Las Vegas, Nevada. During the conference, Yuhe’s management will be available for one-on-one meetings.

Conference Call

The Company will host a conference call at 9:00 a.m. Eastern time on Monday, November 17, 2008 to discuss its third quarter 2008 results. Hosting the call will be Mr. Crocker Coulson, president of CCG Investor Relations, joined by Zhentao Gao, chief executive officer of Yuhe International, and Mr. Vincent Hu, the Company’s chief financial officer.

To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-888-419-5570. International callers should dial +1-617-896-9871. When prompted by the operator, mention conference pass code 174 735 29.

If you are unable to participate in the call at this time, a replay will be available for seven days after the call is held. To access the replay, please dial 1-888-286-8010 or +1-617-801-6888 from outside the US and enter pass code 473 003 00.

About Yuhe International, Inc.

Founded in 1996, Yuhe is the second largest day-old broiler breeder in China. The Company’s main operations involve breeding, as all broilers are sold within a day of hatching. With headquarters in Weifang, Shandong Province, the Company has modern facilities and is led by an experienced team which includes experts in chicken breeding, disease prevention and animal husbandry science. Yuhe has two operational subsidiaries, Weifang Yuhe Poultry Co. Ltd. and Weifang Taihong Feed Co. Ltd. which largely supplies the Company’s internal demand for chicken feed. Currently, 85% of the Company’s sales are in Shandong province with a customer base of 27 local agents. The Company has imported state-of-the-art equipment from the United States, Germany and Japan and has passed ISO9001 certification, allowing it to adhere to international standards of operation. For more information on the Company and its products, please visit http://www.yuhepoultry.com.

Cautionary Statement

This press release contains forward-looking statements concerning the Company’s business, products and financial results. The Company’s actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond the Company’s control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risk factors detailed in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

- FINANCIAL TABLES FOLLOW-

Table 1
YUHE INTERNATIONAL, INC.
(Formerly known as First Growth Investors Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME- (UNAUDITED)
(Stated in US Dollars)
	For The Nine Months Ended		For The Three Months Ended
	September 30		September 30
	2008	2007	2008	2007
Net revenues	$16,318,263	$-	$9,609,781	$-
Cost of revenue	(11,732,602)	-	(7,089,355)	-
Gross profit	4,585,661	-	2,520,426	-
Operating Expenses
Selling expenses	(280,489)	-	(135,658)	-
General and administrative expenses	(1,500,458)	-	(781,247)	-
Bad Debts recovery	641,103	-	554,188	-
Total operating expenses	(1,139,844)	-	(362,717)	-
Income from operations	3,445,817	-	2,157,709	-
Non-operating income (expenses)
Interest income	4,518	-	63	-
Other income	98,962	-	93,062	-
Gain on disposal of fixed assets	87,588	-	-	-
Investment income	6,074	-	-	-
Interest expenses	(763,168)	-	(320,048)	-
Other expenses	(56,342)	-	-	-
Total other expenses	(622,368)	-	(226,923)	-
Net income before income taxes	2,823,449	-	1,930,786	-
Income taxes	-	-	-	-
Net income	$2,823,449	$-	$1,930,786	$-
Other comprehensive income
Foreign currency translation	1,142,354	-	73,604	-
Comprehensive income	$3,965,803	$-	$2,004,390	$-
Earnings per share
Basic	$0.21	$-	$0.12	$-

Diluted	$0.20	$-	$0.12	$-
Weighted average shares outstanding

Basic	13,750,966	-	15,543,330	-

Diluted	13,985,255	-	15,989,256	-

Table 2
YUHE INTERNATIONAL, INC.
(Formerly known as First Growth Investors Inc.)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)
	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,419,671	$1,050,168
Accounts receivables	903	-
Inventories	9,002,360	-
Advances to suppliers	1,577,812	-

Total current assets	17,000,746	1,050,168
Plant and equipment, net	16,947,288	-
Deposits paid for acquisition of long term assets	10,311,734	-
Note receivables, net	25,140	-
Other receivables, net	854,004	-
Unlisted investments	299,388	-
Intangible assets, net	2,925,721	-
Due from related companies	3,899,142	1,000,000
Due from a shareholder	15,000	-
Deferred expenses	621,070	-

Total assets	$52,899,233	$2,050,168

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,682,087	$-
Current portion of long term loans	6,827,034	-
Other payable	1,289,929	-
Payroll and payroll related liabilities	823,165	-
Accrued expenses	753,673	70
Advances from customers	39,412	-
Other tax payables	141,522	-
Loan from director	291,754	-
Other long term liabilities	143,573	-

Total current liabilities	15,220,937	2,280

Non-current liabilities
Long-term loans	3,938,673	-

Total liabilities	19,159,610	2,280

Stockholders' Equity
Preferred stock, $.001 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock at $.001 par value; authorized 500,000,000 shares authorized, 15,543,330 and 8,626,318 equivalent shares issued and outstanding	15,543	8,626
Additional paid-in capital	29,760,489	2,041,474
Retained earnings	2,821,237	(2,212)
Accumulated other comprehensive income	1,142,354	-

Total stockholders’ equity	33,739,623	2,047,888

Total liabilities and stockholders’ equity	$52,899,233	$2,050,168

Table 3
YUHE INTERNATIONAL, INC.
(Formerly known as First Growth Investors Inc.)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
(Stated in US Dollars)
	For The Nine Months Ended
	September 30
	2008	2007
Cash flows from operating activities
Net income	$2,823,449	$-
Adjustments to reconcile net income to net cash used in operating activities:
Stock based compensation	217,653	-
Depreciation	996,126	-
Amortization	42,853	-
Bad debts recovery of other receivables	(641,103)	-
Gain on disposal of fixed assets	(87,588)	-
Income from unlisted investment	(6,074)	-
Changes in operating assets and liabilities:
Accounts receivable	(25)	-
Advances to suppliers	(1,067,073)	-
Inventories	(4,011,259)	-
Deferred expenses	(17,183)	-
Accounts payable	(331,343)	-
Other payable	(386,548)	-
Payroll and payroll related liabilities	52,590	-
Accrued expenses	(433,797)	-
Advances from customers	(178,218)	-
Other tax payables	9,386	-

Net cash used in operating activities	(3,018,154)	-

Cash flows from investing activities
Deposit paid and acquisition of property, plant and equipment	(11,053,497)	-
Proceeds from disposal of fixed assets	118,216	-
Acquisition of subsidiaries	(10,567,946)	-
Proceeds from notes receivables	4,329,857	-
Advance to notes receivable	(3,432,603)	-
Proceeds from related parties receivables	67,216	-
Net cash used in investing activities	(20,538,757)	-

Cash flows from financing activities
Proceeds from loan payable	1,300,726	-
Repayment of loan payable	(1,099,842)	-
Proceeds from related party borrowing	1,106,240	-
Repayment of related party borrowing	(30,311)	-
Capital contribution by shareholder	12,149,750	-
Proceeds from issuance of common stock	15,359,523	-

Net cash flows provided by financing activities:	28,786,086	-

Effect of foreign currency translation on cash and cash equivalents	140,328	-

Net increase in cash	5,369,503	-

Cash- beginning of period	1,050,168	-

Cash- end of period	$6,419,671	$-

Cash paid during the period for:
Interest paid	$1,079,117	$-
Income taxes paid	$-	$-

Supplemental disclosure of non cash activities:
Accrued on construction in progress	$304,524	$-

Table 4

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(THREE MONTHS)
	For the three months ended September 30, 2008 (As reported)	For the three months ended September 30, 2007 (Pro forma)
Sales revenue	$9,609,781	$10,177,834
Cost of goods sold	7,089,355	4,189,523
Gross profit (loss)	2,520,426	5,988,311
Bad debts recovery	-554,188	-
Selling expenses	135,658	107,299
General and administrative expenses	781,247	444,991
Operating (loss) income	2,157,709	5,436,021
Interest income	63	357
Other income	93,062	-
Interest expenses	320,048	168,515
Other expenses	-	65,657
Income taxes	-	-
Net income (loss)	1,930,786	5,202,206

Table 5
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(NINE MONTHS)

	For the nine months ended September 30, 2008 (As reported)	For the nine months ended September 30, 2008 (Pro forma)	For the nine months ended September 30, 2007 (Pro forma)
Sales revenue	$16,318,263	17,809,592	16,215,151
Cost of goods sold	11,732,602	13,070,040	9,185,871
Gross profit (loss)	4,585,661	4,739,552	7,029,280
Bad debts recovery	-641,103	-860,996	-
Selling expenses	280,489	309,486	261,859
General and administrative expenses	1,500,458	1,622,872	966,390
Operating (loss) income	3,445,817	3,668,190	5,801,031
Interest income	4,518	4,523	608
Other income	192,624	198,228	17,987
Interest expenses	763,168	849,335	691,048
Other expenses	56,342	56,623	116,269
Income taxes	-	-	-
Net income (loss)	2,823,449	2,964,983	5,012,309

The pro forma financial information above was prepared based on the unaudited financial results for the Company’s Weifang and Taihong subsidiaries for the nine month periods ended September 30, 2008 and September 30, 2007 and the three month period ended September 30, 2007.

The pro forma financial information has been prepared based upon available information and assumptions that the Company believes are reasonable. However, the pro forma financial information is presented for illustrative and informational purposes only and does not purport to represent the Company’s actual results during the corresponding reporting periods nor is it necessarily indicative of the Company’s future performance.

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